Exhibit 4.55

Supplementary Agreement for the Memorandum Regarding Continued Implementation of the Agreement on Equity Transfer of AirMedia Group Co., Ltd. and Its Supplementary Agreement

The Supplementary Agreement was signed by the following parties in Beijing, China on November 2018.

1. AirMedia Group Inc. (hereinafter referred to as “AirMedia”), a company duly incorporated and validly existing under the laws of Cayman and listed at NASDAQ, the United States, with the Nasdaq code of AMCN.

2. Hangmei United Media Technology (Beijing) Co., Ltd. (hereinafter referred to as “Hangmei Technology” and now renamed as Yuehang Chuangyi Media Technology (Beijing) Co., Ltd.), a limited liability company duly incorporated and validly existing under the laws of China with the unified social credit code of 911100007795059762, address of Room 3088, Building 1, Yard 2, Hengfu Middle Street, Science City, Fengtai District, Beijing, and legal representative of Herman Man Guo.

3. Beijing Hangmei Shengshi Advertising Co., Ltd. (hereinafter referred to as “Hangmei Shengshi” and now renamed as Beijing Linghang Shengshi Advertising Co., Ltd.), a limited liability company duly incorporated and validly existing under the laws of China with the unified social credit code of 91110102801743998D, address of Room 1-0363, 1F, Building 22, Xuanwumen East Street, Xuanwu District, Beijing, and legal representative of Herman Man Guo.

4. Herman Man Guo, a Chinese citizen with the ID number of 11010219630504 1171 and address of Room 1-3, 5F, Door 2, Building 3, Beipingli, Capital International Airport Area, Chaoyang District, Beijing, post code: 100621.

5. Qing Xu, a Chinese citizen with the ID number of 11010119610220531 and address of Room 204, Building 5, Xibahe Xili, Chaoyang District, Beijing.

6. Beijing Longde Wenchuang Investment Fund Management Co., Ltd. (hereinafter referred to as “Longde Wenchuang”), a limited liability company duly incorporated and validly existing under the laws of China with the unified social credit code of 91110101098266260N, address of Room 11116, Building 37, No. 11 Hepingli East Street, Dongcheng District, Beijing, and legal representative of Xing Hongwang.

7. Beijing Cultural Center Development Fund (limited partnership) (hereinafter referred to as “Cultural Center Fund”), a limited partnership company duly incorporated and validly existing under the laws of China with the unified social credit code of 91110000355272910P and registered address of Room 801-19, Building 52, No. 2 Jingyuan North Street, Beijing Economic-Technological Development Area, Beijing, and executive partner of Beijing Cultural Center Development Fund Management Co., Ltd.

8. AirMedia Group Co., Ltd. (hereinafter referred to as “AirMedia Group”), a limited liability company duly incorporated and validly existing under the laws of China with the unified social credit code of 91110000783246583E, address of Room 1901, Yanxiang Hotel, 2A Jiangtai Road, Chaoyang District, Beijing, and legal representative of Ji Lianqiang.

WHEREAS, the above-mentioned parties signed the Memorandum Regarding Continued Implementation of the Agreement on Equity Transfer of AirMedia Group Co., Ltd. and Its Supplementary Agreement (hereinafter referred to as the “Memorandum”) in Beijing, China, on March 28, 2018. After friendly negotiation, the parties have supplemented the following provisions for the specific implementation of the Memorandum:

1. It is mutually agreed that the deadline to settlements stipulated in Article 1 of the memorandum effected on March 28, 2018, which says “May 30, 2018” is to be extended to December 31, 2018.

2. Clause 3 under Article 1 of the Memorandum stating that “Hangmei Shengshi, Herman Man Guo and Qing Xu shall make up the remaining balance of RMB56.7139 million after receiving the first equity transfer payment for the sale of 20.32% of the equity no later than May 30, 2018, and AirMedia, Hangmei Technology, Herman Man Guo and Qing Xu shall bear unlimited joint liability” is modified into “Hangmei Shengshi, Herman Man Guo and Qing Xu shall make up the remaining balance of RMB56.7139 million after receiving the first equity transfer payment for the sale of 20.32% of the equity no later than December 31, 2018, and AirMedia, Hangmei Technology, Herman Man Guo and Qing Xu shall bear unlimited joint liability”.

3. Except for the above clause, other matters stipulated in the Memorandum shall still be implemented in accordance with the original clauses.

4. This Supplemental Agreement is made in eight copies, with each party holding one copy. It has legal effect together with the Memorandum. It shall take effect after it is signed and sealed by each party.

(There is no text below, but signature signed.)

(This page is only for the signature of the Supplementary Agreement for the Memorandum Regarding Continued Implementation of the Agreement on Equity Transfer of AirMedia Group Co., Ltd. and Its Supplementary Agreement)

AirMedia Group Inc.	/seal/ AirMedia Group Inc.

Yuehang Chuangyi Media Technology (Beijing) Co., Ltd.	/seal/ Yuehang Chuangyi Media Technology (Beijing) Co., Ltd.

Legal representative or authorized representative (signature):	/s/ Herman Man Guo

Beijing Linghang Shengshi Advertising Co., Ltd. (seal):	/seal/Beijing Linghang Shengshi Advertising Co., Ltd.

Legal representative or authorized representative (signature):	/s/ Herman Man Guo

Herman Man Guo (signature):	/s/ Herman Man Guo

Qing Xu (signature):	/s/ Qing Xu

(This page is only for the signature of the Supplementary Agreement for the Memorandum Regarding Continued Implementation of the Agreement on Equity Transfer of AirMedia Group Co., Ltd. and Its Supplementary Agreement)

Beijing Longde Wenchuang Investment Fund Management Co., Ltd. (seal):	/seal/Beijing Longde Wenchuang Investment Fund Management Co., Ltd.

Legal representative or authorized representative (signature):	/s/ authorized representative

Beijing Cultural Center Development Fund (Limited Partnership) (seal):	/seal/ Beijing Cultural Center Development Fund (Limited Partnership)

Legal representative or authorized representative (signature):	/s/ authorized representative

AirMedia Group Co., Ltd. (seal)	/seal/ AirMedia Group Co., Ltd.

Legal representative or authorized representative (signature):	/s/ authorized representative